Filed Pursuant to Rule 424(b)(5) Registration No. 333-257280
PROSPECTUS SUPPLEMENT
(to Prospectus dated June 30, 2021)

 1,800,000 Shares of Common Stock

SHARPS COMPLIANCE CORP.
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We are offering shares of our common stock. Each share of our common stock will be sold at a price of $8.65 per share. Our common stock trades on The NASDAQ Capital Market under the symbol “SMED.” On August 25, 2021, the last sale price of our common stock as reported on The NASDAQ Capital Market was $9.18 per share.
We are a “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk, and certain risks are described in the “Risk Factors” sections beginning on page S-9 of this prospectus supplement and on page 1 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider these risks before deciding to purchase our common stock.

	Per Share	Total
Public Offering Price	$8.65	$15,570,000
Underwriting discounts and commissions (1)	$0.4325	$778,500
Proceeds, before expenses, to us	$8.2175	$14,791,500
(1) See "Underwriting" beginning on page S-20 of this prospectus supplement for additional information regarding underwriting compensation and expense reimbursement.

This offering is being underwritten on a firm commitment basis. We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 270,000 shares of common stock (15% of the aggregate number of shares of common stock in this offering) at the public offering price per share of common stock set forth above, less the underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriter exercises this option in full, the total underwriting discounts and commissions will be $895,275, and our total proceeds, before expenses, will be $17,010,225.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to the purchasers on or about August 30, 2021.
Sole Book-Running Manager
Roth Capital Partners
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The date of this prospectus supplement is August 25, 2021.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, as well as the additional information described in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” This prospectus supplement may add, update, or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. However, if any statement in one of these documents is inconsistent with a statement in another document with a later date that is incorporated by reference herein, the statement in the document having the later date modifies and supersedes the earlier statement.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the underwriters take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery thereof. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus supplement and the accompanying prospectus, the terms “Company,” “Sharps,” “Registrant,” “we,” “us” and “our” refer to Sharps Compliance Corp., a Delaware corporation, and its subsidiaries. All references in this prospectus supplement and in the accompanying prospectus to our consolidated financial statements include, unless otherwise indicated, the related notes thereto.

Industry and Market Data

In this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein and therein, we may rely on and refer to information or statistics regarding our industry or markets. We obtained this statistical, market, and other industry data and forecasts from public sources. While we believe that the statistical data, market data, and other industry data and forecasts are reliable, we have not independently verified their accuracy or completeness. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these sources.

Trademarks and Trade Names

We own or have rights to various copyrights, trademarks, service marks, trade names, and domain names used in our business. This prospectus supplement and the accompanying prospectus may also contain trademarks, service marks, trade names, and domain names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names, or domain names in this prospectus supplement or in the accompany prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks, trade names, and domain names referred to in this prospectus supplement may appear without the ®, ™, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks, trade names, and domain names.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and in the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should carefully read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, including the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of this prospectus supplement and the accompanying prospectus, as well as the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview and History

Sharps Compliance Corp. is a leading national healthcare waste management provider specializing in regulated waste streams including medical, pharmaceutical and hazardous. Our services facilitate the safe and proper collection, transportation and environmentally-responsible treatment of regulated waste from customers in multiple healthcare-related markets. The markets we manage are small to medium-size healthcare waste generators including professional offices (ambulatory surgical centers, physician groups, dentists and veterinarians), long-term care facilities, government agencies, home health care, retail clinics and immunizing pharmacies. Additionally, our mailback solutions are positioned to manage waste generated in the home setting such as sharps, lancets and ultimate-user medications which generates business relationships with pharmaceutical manufacturers and other markets to provide safe and proper disposal. Lastly, we maintain a strong distribution network for the sale of our solutions within the aforementioned markets.
We assist our customers in determining solutions that best fit their needs for the collection, transportation and treatment of regulated medical, pharmaceutical and hazardous waste. Our differentiated approach provides our customers the flexibility to transport waste via direct route-based services, the United States Postal Service or common carrier depending upon quantity of waste generated, cost savings and facility needs. Our comprehensive services approach includes a single point of contact, consolidated billing, integrated manifest and proof of destruction repository. Furthermore, we provide comprehensive tracking and reporting tools that enable our customers to meet complex medical, pharmaceutical and hazardous waste disposal and compliance requirements. We believe the fully-integrated nature of our operations is a key factor leading to our success and continued recurring revenue growth.
Our flagship products are the Sharps Recovery System™ and MedSafe® Medication Disposal System. These two product offerings account for over 50% of our revenues. The Sharps Recovery System is a comprehensive medical waste management mailback solution used in all markets due to its cost-effective nature and nationwide availability. The MedSafe solution meets the immediate needs of an increasing community risk associated with unused, ultimate-user, medications.
Developed in accordance with the Drug Enforcement Administration (“DEA”) implementation of the Secure and Responsible Drug Disposal Act of 2010, MedSafe is a superior solution used in both private and public sectors to properly remove medications from communities and aid in the prevention of drug misuse.
Over the past few years, we have made a series of investments to build a robust direct service, route-based, pickup offering for medical, pharmaceutical and hazardous waste. We have built an infrastructure capable of covering more than 80% of the U.S. population with permitted trucks, transfer stations and treatment facilities. We continue to add routes and the infrastructure required for operational efficiency to reach more customers and prospects directly. Our route-based services, matched with comprehensive mailback solutions, offer us a key differentiator in the market and the ability to capitalize on larger or regional contracts within the healthcare market. With the growth in infrastructure to support the route-based service, we have strategically added new distribution for faster and more cost-effective delivery of products to customers.

We continue to develop new solutions to meet market demands. Over the past five years, we have added a robust portfolio of ultimate-user medication disposal solutions for controlled substances, a system for DEA-inventory controlled medication disposal for professionals, the Black Pail Program for disposal of most unused pharmaceuticals, including Resource Conservation and Recovery Act hazardous medications, and the Inhaler Disposal system. We have also developed route-based services for medical, pharmaceutical and hazardous waste, the TakeAway Recycle System™ for single-use devices (“SUDs”) and the Hazardous Drug Spill Control Kit™, a USP <800> (as defined below) compliant spill kit for cleanup of chemotherapy and other hazardous drug spills.
As hospitals and surgery centers increase their sustainability efforts, they are looking for ways to recycle more materials, such as SUDs. SUDs are constructed of materials capable of being recycled, primarily plastics and metals. With a greater emphasis on more sustainable solutions, the TakeAway Recycle System is a much-needed complement to the single-use device market.
Our dually permitted trucks allow our hazardous waste direct pickup service to align with our medical waste so that we can fully service all our customers. Most healthcare professionals have hazardous waste in addition to medical waste. By also transporting hazardous waste, we believe we have a competitive advantage over local haulers while still offering cost-effective pricing.
We currently have 190 full-time employees and two part-time employees. We have manufacturing, assembly, distribution and warehousing operations located in Houston, Texas.
We own and operate fully-permitted treatment facilities in Carthage, Texas and Nesquehoning, Pennsylvania that incorporate our processing and treatment operations. These facilities are currently permitted to treat and process 182 tons of medical, pharmaceutical and other healthcare-related waste per day. The Carthage facility offers steam sterilization in an autoclave and high-heat incineration to properly treat regulated medical waste and non-hazardous pharmaceuticals. The autoclave system is utilized alongside the incinerator for day-to-day operations. The Carthage location also serves as our main facility for managing our recycling solution. In August 2020, we added a second autoclave to the Texas facility. The Nesquehoning facility has been permitted as both a medical waste treatment facility, using a autoclave, and as a transfer station for medical, pharmaceutical and trace chemotherapy waste. We added a second autoclave to the Pennsylvania facility in October 2020.
Uncertainty Relating to COVID-19 and Our Continuation of Our Infrastructure Build Out
We are closely monitoring the impact of COVID-19 on all aspects of our business and geographies, including how it will impact our customers, employees, suppliers, vendors, business partners and distribution channels. While we did not incur significant disruptions during the year ended June 30, 2021 from COVID-19, we are unable to predict the impact that COVID-19 will have on our financial position and operating results due to numerous uncertainties. These uncertainties include the severity of the virus, the duration of the outbreak, governmental, business or other actions (which could include limitations on our operations or mandates to provide products or services), impacts on our supply chain, the effect on customer demand or changes to our operations. The health of our workforce and our ability to meet staffing needs in our route-based, treatment and distribution operations and other critical functions cannot be predicted and is vital to our operations.
We have taken precautions to ensure the safety of our employees, while at the same time remaining active as a leading national provider of comprehensive medical waste solutions, bringing uninterrupted essential support to our customers and the healthcare industry. For example, we increased its route-based drivers, plant and operations personnel by ten percent (10%) in advance of the COVID-19 pandemic to make sure that our operations and servicing of customers would not be adversely affected by the potential absence of employees due to COVID-19. We also temporarily increased the pay for our front-line operations personnel and drivers during the pandemic through June 30, 2020.
Related to customer demand, we saw temporary closures of about 1,000 dental, dermatology and physician practices equating to about $0.1 million in lost monthly revenue for the Company from mid-March 2020 through June 2020. Offsetting this through most of fiscal year ended June 30, 2021 has been increased volumes of medical waste generated by many of our long-term care customers who are utilizing our systems and services to contain and dispose of personal protective equipment (“PPE”) used in their facilities.
We are continuing to focus on expanding our infrastructure, programs which began in calendar 2019, to support what we anticipated would be a strong 2021 flu and immunization season as well as medical waste disposal related to the COVID-19 vaccine which became available for administration in the U.S. at the end of calendar year 2020. Additionally, we saw some increased medical waste volumes related to COVID-19 such as the long-term care market where PPE in many facilities has been disposed of as medical waste and not as trash which has been the historical practice. Finally, our route-based footprint now extends to 37 states, or 80% of the population, significantly increasing the pipeline of larger small and medium quantity generator sales opportunities.
To address these opportunities, we have:
•Significantly increased our production and inventory of medical waste mailback and shipback solutions to ensure we remain well positioned to meet an expected increase in customer demand related to the 2021 season flu and the potential COVID-19 vaccine;

•Increased our medical waste processing capacity from 10 million to 27 million pounds per year through the addition of a larger autoclave at our Texas facility as well as an additional autoclave at our Pennsylvania facility;

•Secured a larger warehouse and distribution facility in Pennsylvania to store and distribute larger volumes of medical waste mailbacks; and

•Expanded our route-based truck fleet and drivers necessary to facilitate the potential increase in volumes from our expanded 37 state route-based footprint and related larger prospect opportunities.
These efforts have contributed to our success in meeting customer needs throughout the pandemic, particularly as the rollout of COVID vaccines has created increased demand for our services.
On a broader note, the impacts of a potential worsening of global economic conditions and the continued disruptions to, and volatility in, the credit and financial markets, consumer spending and other unanticipated consequences remain unknown. In addition, we cannot predict the impact that COVID-19 will have on our customers, vendors, suppliers and other business partners. However, any material adverse effect on these parties could adversely impact our results of operations, cash flows and financial conditions. External effects from the COVID-19 pandemic began at the end of the third quarter of 2020 and did not have a material adverse impact on the year ended June 30, 2021 results. The situation surrounding COVID-19 remains fluid, and we are actively managing our response in collaboration with customers, employees and business partners and assessing potential impacts to our financial position and operating results, as well as adverse developments in our business. For further information regarding the impact of COVID-19 on the Company, please see item Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021.
Corporate Information
Sharps Compliance Corp. was formed in 1992 as a Delaware corporation. The information presented herein is for Sharps Compliance Corp. and its wholly owned subsidiaries, Sharps Compliance, Inc. of Texas (d/b/a Sharps Compliance, Inc.), Sharps e-Tools.com Inc., Sharps Manufacturing, Inc., Sharps Environmental Services, Inc. (d/b/a Sharps Environmental Services of Texas, Inc.), Sharps Safety, Inc., Alpha Bio/Med Services LLC, Bio-Team Mobile LLC, Citiwaste, LLC and Sharps Properties, LLC.
We are a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We currently take advantage of certain of the scaled disclosures available to smaller reporting companies.

We provide access to all of our filings with the Securities and Exchange Commission (“SEC”) through our website, www.sharpsinc.com, as soon as reasonably practicable after such filings are made with the SEC. The filings are also available via the SEC’s website at www.sec.gov. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.
The mailing address and telephone number of our principal executive officers are 9220 Kirby Drive, Suite 500, Houston, Texas 77054, and (713) 432-0300.

The Offering

Common stock offered by us	1,800,000 shares at a public offering price of $8.65 per share

Common stock to be outstanding after this offering(1)	18,959,244 shares

Option to Purchase Additional Shares	We have granted the underwriter an option for a period of 30 days to purchase up to 270,000 additional shares of common stock (15% of the aggregate number of shares of common stock in this offering).

Use of Proceeds; Dividend Policy
We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $14.6 million (or $16.8 million if the underwriter's option to purchase additional shares of common stock is exercised in full). We intend to use the net proceeds from the sale of any shares of common stock offered by us under this prospectus supplement for the acquisition of companies, businesses, or assets, as well as for general corporate purposes. We currently have no specific arrangements concerning specific acquisitions. See “Use of Proceeds.”

We do not anticipate paying any dividends on our common stock. See “Dividend Policy.”

Risk Factors
Investing in our common stock involves a high degree of risk, and certain risks are described in the “Risk Factors” section beginning on page S-8 of this prospectus supplement, on page 1 of the accompanying prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider these risks before deciding to purchase our common stock.

The NASDAQ Capital Market symbol	“SMED”

 (1) The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 17,159,244 shares of common stock outstanding as of June 30, 2021. Unless otherwise indicated, all information in this prospectus supplement, including the number of shares of our common stock to be outstanding after this offering as shown above, excludes the following:

•	340,597 shares of our common stock issuable upon exercise of stock options outstanding as of June 30, 2021, with a weighted average exercise price of $3.96 per share; and
•	956,089 shares of our common stock available as of June 30, 2021 for future grant or issuance pursuant to our equity compensation plans.
Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options and no exercise of the underwriter's option to purchase additional shares of our common stock.

To the extent we issue additional equity securities (or outstanding options are exercised), our then-existing stockholders may experience dilution. In addition, we may choose to issue additional common stock, or securities convertible into, exercisable for, or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution for our then-existing stockholders.

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below or in the accompanying prospectus, together with all of the risks, uncertainties, and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, which is incorporated herein by reference, and may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. If any of the risks incorporated by reference or set forth below or in the accompanying prospectus, or not presently known to us or that we currently deem immaterial, occurs, our business, operations, results of operations, financial condition, cash flow, and prospects, as well as the value of an investment in our securities, could suffer significantly, and the occurrence of any of such risks might cause you to lose all or part of your investment.
In addition to the risk factors described in the accompany prospectus and incorporated by reference in this prospectus supplement and in the accompany prospectus, these following risk factors may also adversely affect your investment in the shares of common stock being offering in this prospectus supplement:
Risks Related to this Offering
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management has broad discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management could spend the net proceeds from this offering in ways that do not improve our results of operations or financial condition, or that do not enhance the value of our common stock. Our failure to apply these funds effectively could result in substantial financial losses that could have a material adverse effect on our business and cause the price of our common stock to significantly decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
If you purchase shares of our common stock in this offering you will experience immediate and substantial dilution in your investment.
Since the price per share of common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer dilution with respect to the net tangible book value of the shares of common stock you purchase in this offering. Based on a public offering price of $8.65 per share and our net tangible book value as of June 30, 2021, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $5.89 per share with respect to the net tangible book value of the common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.
The sale of the securities registered in this offering could cause our stock price to decline.
The sale of a significant amount of the shares of common stock registered in this offering at any given time could cause the trading price of our common stock or other securities to decline and be highly volatile. In addition, in connection with this offering, we, our directors and executive officers have entered into lock-up agreements for a period of 90 days following this offering. The lock-up agreements are subject to various exceptions, and we and our directors and executive officers may be released from the lock-up agreements prior to the expiration of the lock-up period at the sole discretion of the representative. See “Underwriting.” Upon expiration or earlier release of the lock-up agreements, we and our directors and executive officers may sell shares into the market, which could adversely affect the market price of shares of our common stock.
Risks Related to the Ownership of Our Securities
The Company’s stock has experienced, and may continue to experience, low trading volume and price volatility.

The Company’s common stock is quoted on The NASDAQ Capital Market under the symbol “SMED.” The daily trading volumes for our common stock are, and may continue to be, relatively small compared to many other publicly traded securities. Over the past three years, the Company’s common stock has had an average trading volume of approximately 2,396,350 shares traded per month. It may be difficult for investors to sell shares in the public market at any given time at prevailing prices, and the price of our common stock may, therefore, be volatile. You may have difficulty buying and selling our shares of common stock at all or at prices you consider reasonable, and market visibility for shares of our common stock may be limited, which may have a depressive effect on the market price for shares of our common stock.
If securities or industry analysts do not publish research or reports about our business or publish negative reports, our stock price and trading volume could decline and affect the price at which you could sell your shares.
The trading market for our common stock may be affected by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If analysts do not cover us on a regular basis or if one or more analysts cease coverage of us or fail to regularly publish reports about us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. If one or more of such analysts publish negative reports about us, our stock price would likely decline. These occurrences could affect the price you could receive from the sale of your shares.
We do not intend to pay dividends or other distributions to our stockholders.
We currently do not, and do not intend to, pay cash dividends on our common stock in the foreseeable future. We expect that we will retain cash generated from operations, if any, for working capital purposes and to fund the continued expansion of our business. Moreover, future payment of dividends may be restricted by credit or other agreements to which we are a party. Our stockholders may not be able to receive a return on their investment unless they sell our shares of common stock.
Our certificate of incorporation authorizes the issuance of shares of blank check preferred stock which may prevent a change in control that stockholders may otherwise consider favorable.
Our certificate of incorporation provides that our board will be authorized to issue from time to time, without further stockholder approval, up to 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, powers, and preferences, and the relative, participating, option, or other rights and any qualifications, limitations, or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences, and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways which may delay, defer, or prevent a change in control of us without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. The issuance of the preferred stock could have the effect of delaying or preventing a change of control of the Company, which could adversely affect the market price of our common stock.
Future sales of our securities in the public market or otherwise could adversely affect the trading price of our common stock or other securities that we may issue and our ability to raise funds in new securities offerings.
Future sales of substantial amounts of our securities in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock or other securities and could impair our ability to raise capital through future offerings of securities. We cannot predict the effect, if any, that future sales of shares or the availability of securities for future sale will have on the trading price of our common stock or other securities. Additionally, we have several large holders of our common stock. The sale of a significant amount of shares held by any of these stockholders at any given time could cause the trading price of our common stock to decline and be highly volatile.

We may issue a substantial amount of securities in connection with future acquisitions, and the sale of those securities could adversely affect the trading price of our common stock or other securities.
As part of our growth strategy, we may issue additional securities that can be exercised for other securities, or that has rights, preferences, and privileges senior to our other securities. We may file future shelf registration statements with the SEC that we may use to sell securities from time to time in connection with acquisitions. To the extent that we are able to grow through acquisitions and are able to pay for such acquisitions with shares of our common stock or other securities, the number of outstanding shares of common stock or other securities that will be eligible for sale in the future is likely to increase substantially. Persons receiving shares of our common stock or other securities in connection with these acquisitions may be more likely to sell large quantities of their common stock or other securities, which may influence the price of our common stock or other securities. In addition, the potential issuance of additional shares of common stock or other securities in connection with anticipated acquisitions could lessen demand for our common stock or other securities and result in a lower price than would otherwise be obtained.
Future sales and issuances of our common stock or securities exercisable for, convertible into, or exchangeable for, our common stock, including pursuant to our equity incentive plans, could result in additional dilution of the and could cause our stock price to fall.
To raise capital, we may sell substantial amounts of common stock or securities exercisable for, convertible into, or exchangeable for common stock. These future issuances of common stock or securities exercisable for, convertible into, or exchangeable for common stock, if any, may result in material dilution to our stockholders. New investors could also gain rights, preferences, and privileges senior to those of holders of our common stock. We may raise money through additional public or private offerings of our equity securities or equity-linked securities. Any sales of our equity or equity-linked securities could have a material adverse effect on the market price of our common stock.
Pursuant to our equity compensation plans from time to time, our compensation committee may grant equity-based awards to our directors, officers, and other employees and service providers. Future option grants and issuances of common stock under our equity compensation plans may cause material dilution and have an adverse effect on the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements involve a number of significant risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These statements are based on expectations of future events at the time such statements are made.
Such statements include, but are not limited to, statements regarding expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, debt financing, business strategies, market size, potential growth opportunities, and any other statements that are not historical facts. You can find many of these statements by looking for words like “aim,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “possible,” “future,” “continue,” “ongoing,” “forecast,” “budget,” “project,” “schedule,” “target,” “outlook,” “goals,” “committed,” “hope” or similar expressions in this prospectus supplement, the accompanying prospectus, in the documents incorporated herein and therein by reference or any free writing prospectus; however, not all forward-looking statements contain these words.
These forward-looking statements are based on the beliefs and expectations of our management at the time such statements are made and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, as well as those discussed in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the accompany prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.
All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $14.6 million (or $16.8 million if the underwriter's option to purchase additional shares of common stock is exercised in full). We intend to use the net proceeds from the sale of any shares of common stock offered by us under this prospectus supplement for the acquisition of companies, businesses, or assets, as well as for general corporate purposes. General corporate purposes may include, among other items, repayment and refinancing of debt, working capital, investments in our subsidiaries, investments in existing or future projects, repurchasing or redeeming securities, and capital expenditures. We currently have no specific arrangements concerning specific acquisitions. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes or the timing of these expenditures. As a result, management will retain broad discretion over the allocation of net proceeds. Our expected use of proceeds from this offering represents our current intentions based on our present plans and business condition and is subject to change.

DIVIDEND POLICY
We have never declared or paid cash dividends on our common stock. We currently intend to retain any future cash generated from operations for use in the operation of our businesses, including for working capital purposes and to fund the continued expansion of our businesses, and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on our then-current financial condition, results of operations, capital requirements, investment opportunities, legal restrictions, restrictions in the agreements governing any indebtedness or other agreements we may enter into, general business conditions, prospects, and other factors that our board of directors considers relevant.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2021 was approximately $37.6 million, or approximately $2.19 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the number of shares of our common stock outstanding as of June 30, 2021. After giving effect to the sale of shares offered by this prospectus supplement at the public offering price of $8.65 per share of common stock, and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $52.4 million, or approximately $2.76 per share of common stock. This represents an immediate increase in net tangible book value of $0.57 per share to existing stockholders and immediate dilution of $5.89 per share to purchasers of our shares of commons stock in this offering at the public offering price.

The following table illustrates this dilution on a per share basis, assuming the underwriter does not exercise their over-allotment option.

Public Offering price per share		$8.65
Net tangible book value per share as of June 30, 2021	$2.19
Increase in net intangible book value per share attributable to this offering	$0.57
As adjusted net tangible book value per share as of June 30, 2021 after giving effect to this offering		$2.76
Dilution per share to investors purchasing our shares in this offering		$5.89

If the underwriter exercises their over-allotment option to purchase additional shares of our common stock in full, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $2.84 per share, representing an immediate increase in net tangible book value to existing stockholders of $0.65 per share and an immediate dilution of the net tangible book value per share to investors purchasing shares in this offering would be $5.81 per share.

The foregoing discussion and table do not take into consideration shares of common stock or options issued subsequent to June 30, 2021 or the following:

•	340,597 shares of our common stock issuable upon exercise of stock options outstanding as of June 30, 2021, with a weighted average exercise price of $3.96 per share; and

•	956,089 shares of our common stock available as of June 30, 2021 for future grant or issuance pursuant to our equity compensation plans.
To the extent we issue additional equity securities (or outstanding options are exercised) in connection with future capital raising activities or otherwise, our then-existing stockholders may experience dilution. In addition, we may choose to issue additional common stock, or securities convertible into, exercisable for, or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution for our then-existing stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our common stock and preferred stock and provisions of our certificate of incorporation and our bylaws and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the full text of our certificate of incorporation and bylaws. We encourage you to review complete copies of our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. References in this section to the “Company,” “we,” “us,” and “our” refer to Sharps Compliance Corp. and not to any of its subsidiaries.
Authorized Capitalization
Our authorized capital stock consists of 40,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.01 par value per share. As of June 30, 2021, we have 17,159,244 shares of common stock outstanding and no shares of preferred stock outstanding. As of June 30, 2021, we had 138 common stockholders of record.
Common Stock
Voting Rights
Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election of directors to our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election of directors and as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting entitled to vote on the subject matter. The election of directors will be decided by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election.
Dividend Rights
Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board may determine from time to time.
Right to Receive Liquidation Distributions
In the event of any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.
No Preemptive, Conversion, Redemption, or Sinking Fund Rights
Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Stock Exchange
Our common stock is listed on The NASDAQ Capital Market under the symbol “SMED.”
Transfer Agent and Registrar
Computershare serves as the transfer agent and registrar for our common stock. We will select the transfer agent and registrar for a series of preferred stock, and each one will be described in the applicable prospectus supplement.
Preferred Stock
Our certificate of incorporation authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more series and to fix the preferences, powers, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights, and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding up, or both. Our certificate of incorporation does not contain any restriction on the repurchase or redemption of shares by the Company while there is arrearage in the payment of dividends or sinking fund installments.
The specific terms of any offering of preferred stock under this prospectus will be described in a prospectus supplement, which may include, without limitation, one or more of the following:
•the designation, number of shares, seniority, and purchase price of such series of preferred stock;
•any liquidation preferences;
•any redemption, repayment, or sinking fund provisions;
•any dividend rights, any dividend rate or rates, and the dates and places on which any such dividends will be payable;
•any voting rights;
•whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected, including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; and
•any other rights, preferences, privileges, limitations, and restrictions of such series of preferred stock.
The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of our common stock. It could also delay a change in control of us, make it more difficult to remove our directors, and negatively affect any dividend payments or liquidation payments to the holders of our common stock. At present, we have no plans to issue any preferred stock.
Limitation of Liability of Directors; Indemnification of Directors and Officers
Certificate of Incorporation
The certificate of incorporation of the Company provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of a dividend or approval of a stock purchase or redemption in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper benefit.
Bylaws
The bylaws of the Company provide that the Company shall indemnify and advance expenses to any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the board of directors may serve, or at any time have served, as directors or officers of another corporation, and their respective heirs, administrators, and executors, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and reasonably incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reasons of being or having been directors or officers or a director or officer of the Company, or of such other corporation. The bylaws also provide that such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, amendment, vote of the stockholders, or otherwise.
Delaware General Corporation Law
Section 145 of the Delaware General Corporation Law generally provides that a corporation may indemnify any person who was or is made a party to any action by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another entity, (1) in the case of a non-derivative action, against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and (2) in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. In the case of criminal actions and proceedings, the person also must not have had reasonable cause to believe that his or her conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee, or agent is liable to the Company, unless upon court order it is determined that, in view of all the circumstances of the case and despite such adjudication of liability, he is fairly and reasonably entitled to indemnity for expenses. A person sued as a director, officer, employee, or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses.
Provisions of Delaware Law that Could Delay or Prevent a Change in Control and Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws
The provisions of Delaware law and our certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of our company in a coercive manner as described below. These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our board. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board determines that a takeover is not in our best interests or the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.
The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. With some exceptions, this law prohibits the Company from engaging in some types of business combinations with a person who owns 15% or more of the Company’s outstanding voting stock for a three-year period after that person acquires the stock. A business combination includes mergers, consolidations, stock sales, assets sales, and other transactions resulting in a financial benefit to the interested stockholder.

Our certificate of incorporation and bylaws also contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Our certificate of incorporation provides that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, powers and preferences, and the relative, participating, option, or other rights and any qualifications, limitations, or restrictions of the shares of each series. We may issue additional preferred stock in ways which may delay, defer or prevent a change in control of us without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend, or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Requirements for Nominations and Proposals at Stockholder Meetings
Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. Our bylaws also provide that nominations of persons for election to our board of directors may be made at a meeting of stockholders at which directors are to be elected pursuant to (1) the notice of meeting by or at the direction of our board of directors or any committee thereof or (2) otherwise properly made at the annual meeting, by or at the direction of the board of director or (3) otherwise properly requested to be brought before the annual meeting by a stockholder pursuant to Rule 14a-8 promulgated under the Exchange Act. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, or changes in control or management of our company.
No Cumulative Voting For Election of Directors
Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of director’s decision regarding a takeover.

UNDERWRITING

We have entered into an underwriting agreement, dated August 25, 2021, with Roth Capital Partners, LLC, who we refer to as the representative of the underwriter set forth in the table below, with respect to the shares of common stock subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares of our common stock provided below.

Underwriter	Number of Shares
Roth Capital Partners, LLC	1,800,000
Total	1,800,000

The underwriter is offering the shares subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock if any such shares are taken. However, the underwriter is not required to take or pay for the shares of common stock covered by the over-allotment option described below.
Over-Allotment Option
We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 270,000 additional shares of common stock to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares offered by this prospectus supplement. If the underwriter exercises the option, the underwriter will be obligated, subject to certain conditions, to purchase the number of additional shares of common stock for which the option has been exercised.
Discount, Commissions, and Expenses
The underwriter has advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.216250 per share. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriter. No such change will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriter has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.
The following table shows the underwriting discounts payable to the underwriter by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter's over-allotment option to purchase additional shares of common stock.

	Per Share		Total
	Without Exercise of Over-allotment Option	With Exercise of Over-allotment Option	Without Exercise of Over-allotment Option	With Exercise of Over-allotment Option
Public offering price	$8.65	$8.65	$15,570,000	$17,905,500
Underwriting discounts (5%)	$0.4325	$0.4325	$778,500	$895,275

We have agreed to reimburse the representative of the underwriter for certain out-of-pocket expenses, excluding the fees and disbursements of its counsel, up to an aggregate of $25,000. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $200,000.
Indemnification
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement described above, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.
Lock-Up Agreements
We, our executive officers, and our directors have agreed to, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative of the underwriter. The representative of the underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.
Price Stabilization, Short Positions, and Penalty Bids
In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act:
•Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.
•Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
•Penalty bids permit a syndicate representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
The underwriter may also engage in passive market making transactions in our common stock. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
These stabilizing transactions, syndicate covering transactions, and penalty bids, to the extent applicable, may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representations that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
The NASDAQ Capital Market Listing and Transfer Agent
Our shares of common stock are listed on The NASDAQ Capital Market under the symbol “SMED.” Computershare serves as the transfer agent and registrar for our common stock.
Electronic Distribution
This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter or by its affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the accompanying prospectus, or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other
From time to time, the underwriter and/or its affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees. In the course of their businesses, the underwriter and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.
Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

•in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).
This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated

(together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain legal matters in connection with this offering will be passed upon by Norton Rose Fulbright US LLP, Houston, Texas. Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for the underwriters by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements as of June 30, 2021 and 2020 and for each of the three years in the period ended June 30, 2021 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the shares of common stock offered hereby, reference is made to the accompanying prospectus and the registration statement and the exhibits filed therewith. Statements contained in this prospectus supplement, the accompanying prospectus, or in a document which is incorporated herein or therein regarding the contents of any contract, agreement, or any other document may not be complete, and in each instance we refer you to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement or filed as an exhibit to the reports or other documents incorporated by reference in this prospectus supplement or the accompanying prospectus. We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Such representations and warranties should not be relied on as accurately representing the current state of our affairs.
We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly, current, and other reports, proxy statements, and other information with the SEC. The SEC maintains a web site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. Information about us is also available at our website at www.sharpsinc.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
If you make a request for the information described above in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement or the accompanying prospectus. Any such request should be directed to:
Corporate Secretary
Sharps Compliance Corp.
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(713) 432-0300

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report on Form 8-K (or portion thereof) furnished, but not filed, shall not be incorporated by reference into this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of common stock made by this prospectus supplement and accompanying prospectus (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):
•our Annual Report on Form 10-K for fiscal year ended June 30, 2021 filed with the SEC on August 25, 2021;
•our Current Reports on Form 8-K filed with the SEC on August 25, 2021; and
•The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on March 23, 2009, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on August 26, 2020, and as subsequently amended or updated for the purpose of updating such description.
We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompanying prospectus incorporate). Written or oral requests for copies should be directed to Sharps Compliance Corp., Attn: Corporate Secretary, 9220 Kirby Drive, Suite 500, Houston, Texas 77054, and our telephone number is (713) 432-0300. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus supplement, the accompanying prospectus, or in a document all or a portion of which is incorporated or deemed incorporated by reference shall be modified or superseded to the extent that a statement contained in any document incorporated or deemed incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement or the accompanying prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompany prospectus or in any document previously incorporated by reference have been modified or superseded.
Except as expressly provided above, no other information, including none of the information on our web site, is incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS
$35,000,000
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units

SHARPS COMPLIANCE CORP.
____________________________
We may offer and sell up to $35,000,000 of the securities described in this prospectus from time to time in one or more transactions. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update, or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you invest. We may offer these securities in amounts, at prices, and on terms determined at the time of offering.
Our common stock is traded on The NASDAQ Capital Market under the symbol “SMED.” On June 21, 2021, the closing price of our common stock was $10.81 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
The mailing address and telephone number of our principal executive officers are 9220 Kirby Drive, Suite 500, Houston, Texas 77054, and (713) 432-0300.
We are a “smaller reporting company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves certain risks. See “Risk Factors” on page 1 of this prospectus, contained in any applicable prospectus supplement, and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to purchase our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
___________________________

The date of this prospectus is June 30, 2021.

i

RISK FACTORS
Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are on file with the SEC and are incorporated by reference in this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, financial condition or results of operations and the securities offered by means of this prospectus. These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.
In addition to the risk factors incorporated by reference, these following risk factors may also adversely affect your investment in the securities being offering in this prospectus:
Risks Related to the Ownership of Our Securities
The Company’s stock has experienced, and may continue to experience, low trading volume and price volatility.
The Company’s common stock is quoted on The NASDAQ Capital Market under the symbol “SMED.” The daily trading volumes for our common stock are, and may continue to be, relatively small compared to many other publicly traded securities. Over the past three years, the Company’s common stock has had an average trading volume of approximately 58,000 shares traded per month. It may be difficult for investors to sell shares in the public market at any given time at prevailing prices, and the price of our common stock may, therefore, be volatile.
If securities or industry analysts do not publish research or reports about our business or publish negative reports, our stock price and trading volume could decline and affect the price at which you could sell your shares.
The trading market for our common stock may be affected by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If analysts do not cover us on a regular basis or if one or more analysts cease coverage of us or fail to regularly publish reports about us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. If one or more of such analysts publish negative reports about us, our stock price would likely decline. These occurrences could affect the price you could receive from the sale of your shares.
We do not intend to pay dividends or other distributions to our stockholders.
We currently do not, and do not intend to, pay cash dividends on our common stock in the foreseeable future. We expect that we will retain cash generated from operations, if any, for working capital purposes and to fund the continued expansion of our business. Moreover, future payment of dividends may be restricted by credit or other agreements to which we are a party.
Our certificate of incorporation authorizes the issuance of shares of blank check preferred stock which may prevent a change in control that stockholders may otherwise consider favorable.
Our certificate of incorporation provides that our board will be authorized to issue from time to time, without further stockholder approval, up to 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, powers, and preferences, and the relative, participating, option, or other rights and any qualifications, limitations, or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences, and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways which may delay, defer, or prevent a change in control of us without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. The issuance of the preferred stock could have the effect of delaying or preventing a change of control of the Company, which could adversely affect the market price of our common stock.
The sale of the securities registered in this offering could cause our stock price to decline.
The sale of a significant amount of securities registered in this offering at any given time could cause the trading price of our common stock or other securities to decline and be highly volatile.
Future sales of our securities in the public market could adversely affect the trading price of our common stock or other securities that we may issue and our ability to raise funds in new securities offerings.
Future sales of substantial amounts of our securities in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock or other securities and could impair our ability to raise capital through future offerings of securities. We cannot predict the effect, if any, that future sales of shares or the availability of securities for future sale will have on the trading price of our common stock or other securities. Additionally, we have several large holders of our common stock. The sale of a significant amount of shares held by any of these stockholders at any given time could cause the trading price of our common stock to decline and be highly volatile.
We may issue a substantial amount of securities in connection with future acquisitions, and the sale of those securities could adversely affect the trading price of our common stock or other securities.
As part of our growth strategy, we may issue additional securities that can be exercised for other securities, or that has rights, preferences, and privileges senior to our other securities. We may file future shelf registration statements with the SEC that we may use to sell securities from time to time in connection with acquisitions. To the extent that we are able to grow through acquisitions and are able to pay for such acquisitions with shares of our common stock or other securities, the number of outstanding shares of common stock or other securities that will be eligible for sale in the future is likely to increase substantially. Persons receiving shares of our common stock or other securities in connection with these acquisitions may be more likely to sell large quantities of their common stock or other securities, which may influence the price of our common stock or other securities. In addition, the potential issuance of additional shares of common stock or other securities in connection with anticipated acquisitions could lessen demand for our common stock or other securities and result in a lower price than would otherwise be obtained.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding:
•future financial performance and growth targets or expectations;
•market and industry trends and developments; and
•the benefits of our completed and future merger, acquisition, and disposition transactions.
You can identify these and other forward-looking statements by the use of words such as “aim,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “budget,” “project,” “scheduled,” “target,” and similar expressions, and variations or negatives of these words.
These forward-looking statements are based on information available to us as of the date of this prospectus and our current expectations, forecasts and assumptions and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, without limitation, competitive factors, general economic conditions, customer relations, relationships with vendors, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other risks referenced from time to time in our past and future filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.
You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date of this prospectus. All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $35,000,000. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of shares. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change information included in this prospectus. You should carefully read both this prospectus, any prospectus supplement, any free writing prospectus that we authorize to be distributed to you, and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before investing in any of the securities offered under this prospectus.
We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.
The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus or prospectus supplement, or that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement, regardless of when this prospectus is delivered or when any sale of our securities occurs.  Our business, financial condition, results of operations, and prospects may have changed since that date. If there is any inconsistency between the information in this prospectus or any information incorporated by reference herein and in a prospectus supplement, you should rely on the information in that prospectus supplement with the most recent date.
This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.  Unless the context otherwise indicates, the terms “the Company,” “we,” “our,” “ours,” and “us” refer to Sharps Compliance Corp. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. In this prospectus, we sometimes refer to the common stock, preferred stock, depositary shares, warrants, rights, and units collectively as the “securities.”

SHARPS COMPLIANCE CORP.
General
Sharps Compliance Corp. is a leading national healthcare waste management provider specializing in regulated waste streams including medical, pharmaceutical and hazardous. Our services facilitate the safe and proper collection, transportation, and environmentally-responsible treatment of regulated waste from customers in multiple healthcare-related markets. The markets we manage are small to medium-size generators of healthcare waste including professional offices (ambulatory surgical centers, physician groups, dentists and veterinarians), long-term care facilities, government agencies, home health care, retail clinics, and immunizing pharmacies. Additionally, our mailback solutions are positioned to manage waste generated in the home setting such as sharps, lancets, and ultimate-user medications which generates business relationships with pharmaceutical manufacturers and other markets to provide safe and proper disposal. Lastly, we maintain a strong distribution network for the sale of our solutions within the aforementioned markets.
We assist our customers in determining solutions that best fit their needs for the collection, transportation and treatment of regulated medical, pharmaceutical, and hazardous waste. Our differentiated approach provides our customers the flexibility to transport waste via direct route-based services, the United States Postal Service, or common carrier dependent upon quantity of waste generated, cost savings, and facility needs. Our comprehensive services approach includes a single point of contact, consolidated billing, integrated manifest, and proof of destruction repository. Furthermore, we provide comprehensive tracking and reporting tools that enable our customers to meet complex medical, pharmaceutical, and hazardous waste disposal and compliance requirements. We believe the fully-integrated nature of our operations is a key factor leading to our success and continued recurring revenue growth.
Our flagship products are the Sharps Recovery System™ and MedSafe® Medication Disposal System. These two product offerings account for over 50% of company revenues. The Sharps Recovery System is a comprehensive medical waste management mailback solution used in all markets due to its cost-effective nature and nationwide availability. The MedSafe solution meets the immediate needs of an increasing community risk associated with unused, ultimate-user, medications. Developed in accordance with the Drug Enforcement Administration, or DEA, implementation of the Secure and Responsible Drug Disposal Act of 2010, MedSafe is a superior solution used in both private and public sectors to properly remove medications from communities and aid in the prevention of drug abuse.
Over the past few years, we have made a series of investments to build a robust direct service, route-based, pickup offering for medical, pharmaceutical, and hazardous waste. We have built an infrastructure capable of covering more than 80% of the U.S. population with permitted trucks, transfer stations, and treatment facilities. We continue to add routes and the infrastructure required for operational efficiency to reach more customers and prospects directly. Our route-based services, matched with comprehensive mailback solutions, offer us a key differentiator in the market and the ability to capitalize on larger or regional contracts within the healthcare market. With the growth in infrastructure to support the route-based service, we have strategically added new distribution for faster and more cost-effective delivery of products to customers.
We continue to develop new solutions to meet market demands. Over the past five years we have added a robust portfolio of ultimate-user medication disposal solutions for controlled substances, DEA-inventory controlled medication disposal for professionals, the Black Pail Program for disposal of most unused pharmaceuticals, including Resource Conservation and Recovery Act hazardous medications, and the Inhaler Disposal system. We also developed route-based services for medical, pharmaceutical, and hazardous waste, the TakeAway Recycling System™ for single-use devices (SUDs) and the Hazardous Drug Spill Control Kit™, a USP <800> compliant spill kit for cleanup of chemotherapy and other hazardous drug spills.
As hospitals and surgery centers increase their sustainability efforts, they are looking for ways to recycle more materials, such as SUDs. SUDs are constructed of materials capable of being recycled, primarily plastics and metals. With a greater emphasis for more sustainable solutions, the TakeAway Recycle System is a much-needed complement to the single-use device market.

Our dually permitted trucks allow our hazardous waste direct pickup service to align with our medical waste so that we can fully service all our customers. Most healthcare professionals have hazardous waste in addition to medical waste. By also transporting hazardous waste, we have a competitive advantage over local haulers while still offering cost-effective pricing.
Uncertainty Relating to COVID-19 and Our Continuation of Our Infrastructure Build Out
We are closely monitoring the impact of COVID-19 on all aspects of our business and geographies, including how it will impact our customers, employees, suppliers, vendors, business partners, and distribution channels. While we did not incur significant disruptions during the three and nine months ended March 31, 2021 from COVID-19, we are unable to predict the impact that COVID-19 will have on our financial position and operating results due to numerous uncertainties. These uncertainties include the severity of the virus, the duration of the outbreak, governmental, business, or other actions (which could include limitations on our operations or mandates to provide products or services), impacts on our supply chain, the effect on customer demand or changes to our operations. The health of our workforce, and our ability to meet staffing needs in our route-based, treatment, and distribution operations and other critical functions cannot be predicted and is vital to our operations.
We have taken precautions to ensure the safety of our employees, while at the same time remaining active as a leading national provider of comprehensive medical waste solutions, bringing uninterrupted essential support to its customers and the healthcare industry. For example, we increased our route-based drivers, plant, and operations personnel by ten percent (10%) in advance of the COVID-19 pandemic to make sure that its operations and servicing of customers would not be adversely affected by the potential absence of employees due to COVID-19. We also temporarily increased the pay for our front-line operations personnel and drivers during the pandemic through June 30, 2020.
Related to customer demand, we saw temporary closures of about 1,000 dental, dermatology, and physician practices equating to about $0.1 million in lost monthly revenue for the Company from mid-March 2020 through June 2020. Offsetting this has been increased volumes of medical waste generated by many of our long-term care customers who are utilizing our systems and services to contain and dispose of personal protective equipment (“PPE”) utilized in their facilities.
We are continuing to focus on expanding our infrastructure programs which began in calendar 2019, to support what we anticipated would be a strong 2020 flu and immunization season as well as medical waste disposal related to the COVID-19 vaccine which became available for administration in the U.S. at the end of calendar 2020. Additionally, we saw some increased medical waste volumes related to COVID-19 such as the long-term care market where PPE in many facilities is being disposed of as medical waste and not as trash which has been the historical practice. Finally, our route-based footprint now extends to 37 states, or 80% of the population, significantly increasing the pipeline of larger small and medium quantity generator sales opportunities.
To address these opportunities, we have:
•Significantly increased our production and inventory of medical waste mailback and shipback solutions to ensure we remain well positioned to meet an expected increase in customer demand related to the 2020 season flu and COVID-19 vaccines;

•Increased our medical waste processing capacity from 10 million to 27 million pounds per year through the addition of a larger autoclave at our Texas facility as well as an additional autoclave at our Pennsylvania facility;

•Secured a larger warehouse and distribution facility in Pennsylvania to store and distribute larger volumes of medical waste mailbacks; and

•Expanded our route-based truck fleet and drivers necessary to facilitate the potential increase in volumes from our expanded 37 state route-based footprint and related larger prospect opportunities.
These efforts have contributed to our success in meeting customer needs throughout the pandemic, particularly as the rollout of COVID-19 vaccines has created increased demand for our services.
We applied for and received loan proceeds of $2.2 million under the Paycheck Protection Program under a promissory note from its existing commercial bank. The Paycheck Protection Program was established as part of the Coronavirus Aid, Relief, and Economic Security Act. On June 15, 2021, we received a notification from our existing commercial bank that the Small Business Administration fully approved our PPP Loan forgiveness request and the the PPP Loan, reflected in our balance sheet as Long-Term Debt, was forgiven. We expect to recognize the debt extinguishment in the financial statements for the quarter ending June 30, 2021.
On a broader note, the impacts of a potential worsening of global economic conditions and the continued disruptions to, and volatility in, the credit and financial markets, consumer spending as well as other unanticipated consequences remain unknown. In addition, we cannot predict the impact that COVID-19 will have on our customers, vendors, suppliers, and other business partners; however, any material effect on these parties could adversely impact our results of operations, cash flows, and financial conditions. External effects from COVID-19 pandemic began at the end of our third quarter of 2020 and did not have a material adverse impact on our results for the three and nine months ended March 31, 2021. The situation surrounding COVID-19 remains fluid, and we are actively managing our response in collaboration with customers, employees, and business partners and assessing potential impacts to our financial position and operating results, as well as adverse developments in our business. For further information regarding the impact of COVID-19 on the Company, please see Item 1A, Risk Factors in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for the acquisition of companies, businesses, or assets, as well as for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, among other items, repayment and refinancing of debt, working capital, investments in our subsidiaries, investments in existing or future projects, repurchasing or redeeming securities, and capital expenditures. We currently have no specific arrangements concerning specific acquisitions. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes or the timing of these expenditures. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering..

GENERAL DESCRIPTION OF SECURITIES

We may offer under this prospectus:
•common stock;
•preferred stock;
•depositary shares representing an interest in a fractional share or multiple shares of our preferred stock;
•warrants to acquire common stock or preferred stock;
•rights to purchase common stock, preferred stock, or warrants;
•any combination of the foregoing, either individually or as units consisting or two or more securities.
The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. Any prospectus supplement may add, change, update, or supersede the information contained in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. Federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information,” below. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.
Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus, or by any other method as may be permitted under applicable law, rules, or regulations.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our common stock and preferred stock and provisions of our certificate of incorporation and our bylaws and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the full text of our certificate of incorporation and bylaws. We encourage you to review complete copies of our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. References in this section to the “Company,” “we,” “us,” and “our” refer to Sharps Compliance Corp. and not to any of its subsidiaries.
Authorized Capitalization

Our authorized capital stock consists of 40,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.01 par value per share. As of June 22, 2021, we have 17,159,244 shares of common stock outstanding and no shares of preferred stock outstanding. As of June 22, 2021, we had 139 common stockholders of record.

Common Stock
Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election of directors to our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election of directors and as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting entitled to vote on the subject matter. The election of directors will be decided by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election.
Dividend Rights
Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board may determine from time to time.
Right to Receive Liquidation Distributions
In the event of any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.
No Preemptive, Conversion, Redemption, or Sinking Fund Rights
Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Stock Exchange
Our common stock is listed on The NASDAQ Capital Market under the symbol “SMED.”

Transfer Agent and Registrar
Computershare serves as the transfer agent and registrar for our common stock. We will select the transfer agent and registrar for a series of preferred stock, and each one will be described in the applicable prospectus supplement.
Preferred Stock

Our certificate of incorporation authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more series and to fix the preferences, powers, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights, and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding up, or both. Our certificate of incorporation does not contain any restriction on the repurchase or redemption of shares by the Company while there is arrearage in the payment of dividends or sinking fund installments.
The specific terms of any offering of preferred stock under this prospectus will be described in a prospectus supplement, which may include, without limitation, one or more of the following:
•the designation, number of shares, seniority, and purchase price of such series of preferred stock;
•any liquidation preferences;
•any redemption, repayment, or sinking fund provisions;
•any dividend rights, any dividend rate or rates, and the dates and places on which any such dividends will be payable;
•any voting rights;
•whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected, including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; and
•any other rights, preferences, privileges, limitations, and restrictions of such series of preferred stock.
The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of our common stock. It could also delay a change in control of us, make it more difficult to remove our directors, and negatively affect any dividend payments or liquidation payments to the holders of our common stock. At present, we have no plans to issue any preferred stock.
Limitation of Liability of Directors; Indemnification of Directors and Officers
Certificate of Incorporation
The certificate of incorporation of the Company provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of a dividend or approval of a stock purchase or redemption in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper benefit.

Bylaws
The bylaws of the Company provide that the Company shall indemnify and advance expenses to any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the board of directors may serve, or at any time have served, as directors or officers of another corporation, and their respective heirs, administrators, and executors, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and reasonably incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reasons of being or having been directors or officers or a director or officer of the Company, or of such other corporation. The bylaws also provide that such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, amendment, vote of the stockholders, or otherwise.
Delaware General Corporation Law
Section 145 of the Delaware General Corporation Law generally provides that a corporation may indemnify any person who was or is made a party to any action by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another entity, (1) in the case of a non-derivative action, against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and (2) in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. In the case of criminal actions and proceedings, the person also must not have had reasonable cause to believe that his or her conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee, or agent is liable to the Company, unless upon court order it is determined that, in view of all the circumstances of the case and despite such adjudication of liability, he is fairly and reasonably entitled to indemnity for expenses. A person sued as a director, officer, employee, or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses.
Provisions of Delaware Law that Could Delay or Prevent a Change in Control and Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws
The provisions of Delaware law and our certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of our company in a coercive manner as described below. These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our board. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board determines that a takeover is not in our best interests or the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.
The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. With some exceptions, this law prohibits the Company from engaging in some types of business combinations with a person who owns 15% or more of the Company’s outstanding voting stock for a three-year period after that person acquires the stock. A business combination includes mergers, consolidations, stock sales, assets sales, and other transactions resulting in a financial benefit to the interested stockholder.
Our certificate of incorporation and bylaws also contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Our certificate of incorporation provides that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, powers and preferences, and the relative, participating, option, or other rights and any qualifications, limitations, or restrictions of the shares of each series. We may issue additional preferred stock in ways which may delay, defer or prevent a change in control of us without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend, or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Requirements for Nominations and Proposals at Stockholder Meetings
Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. Our bylaws also provide that nominations of persons for election to our board of directors may be made at a meeting of stockholders at which directors are to be elected pursuant to (1) the notice of meeting by or at the direction of our board of directors or any committee thereof or (2) otherwise properly made at the annual meeting, by or at the direction of the board of director or (3) otherwise properly requested to be brought before the annual meeting by a stockholder pursuant to Rule 14a-8 promulgated under the Exchange Act. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, or changes in control or management of our company.
No Cumulative Voting For Election of Directors
Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of director’s decision regarding a takeover.

DESCRIPTION OF DEPOSITARY SHARES

Set forth below is a description of the general terms and conditions of the depositary shares that may be offered under this prospectus. The specific terms and conditions of the depositary shares will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the depositary shares as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, deposit agreement, and depositary receipts.
General
We may elect to offer fractional shares or some multiple of shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will issue receipts for depositary shares. Each depositary share will represent a fraction or some multiple of a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fraction or multiple of a share of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion, and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interest in or multiple of shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.
Dividends and other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. However, the depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders.
Redemption of Depositary Shares
If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The redemption price for each depositary share will be equal to the applicable fraction or multiple of the redemption price for each share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

 After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities, or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.
Amendment and Termination of Deposit Agreement
We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment that materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares issued under the agreement have been redeemed, or (ii) a final distribution in connection with any liquidation, dissolution, or winding up has been made to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.
Neither the depositary nor we will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, warrant agreement, and warrant certificate.
General
We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
Terms of Warrants
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the designation, amount, and terms of the securities purchasable upon exercise of the warrants;
•if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants and any changes to or adjustments in the exercise price;
•if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise and any changes to or adjustments in the exercise price, and a description of that class or series of our preferred stock;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;
•any redemption or call provisions;
•whether the warrants are to be sold separately or with other securities as parts of units; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase shares of our common stock or preferred stock, the holder will not have any rights as a holder of shares of our common stock or preferred stock, as the case may be, by virtue of ownership of the warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

Set forth below is a description of the general terms and conditions of the rights that may be offered under this prospectus. The specific terms and conditions of the rights will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the rights as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, rights agent or subscription agent agreement, and rights certificate.
General
We may issue rights to purchase common stock, preferred stock, or warrants. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights issuance, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights issuance. Rights may be issued independently or together with any of our common stock, preferred stock, or warrants offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of rights will be issued under a separate rights agent or subscription agent agreement to be entered into between us and a bank or trust company, as rights agent or subscription agent, as applicable, all as further set forth in the prospectus supplement relating to the particular issue of rights. The rights agent or subscription agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.
Terms of Rights
The prospectus supplement relating to a particular issue of rights to purchase our common stock, preferred stock, or warrants will describe the terms of those rights, which may include, without limitation, one or more of the following:
•the date of determining the security holders entitled to the rights distribution;
•the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon exercise of the rights;
•the exercise price;
•the conditions to completion of the rights offering;
•the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•any applicable federal income tax considerations.
Exercise of Rights
Each right would entitle the holder of the right to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock or warrants being offered. Holders may exercise rights at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will be void. Holders may exercise rights as described in the prospectus supplement relating to the rights being issued. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

DESCRIPTION OF UNITS
Set forth below is a description of the general terms and conditions of the units that may be offered under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the units as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement and unit agreement.
We may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, warrants, or rights or any combination of such securities under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus which may include, without limitation, one or more of the following:
•the title of the series of units;

•identification and description of the separate securities comprising the units;

•the price or prices at which the units will be issued;

•the date, if any, on and after which the securities comprising the units will be separately transferrable; and

•any other material terms of the units and the securities comprising such units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus or any applicable prospectus supplement in any one or more of the following ways:
•directly to investors, including through a specific bidding, auction or other process;
•to investors through agents;
•directly to agents;
•to or through brokers or dealers;
•to the public through underwriting syndicates led by one or more managing underwriters for resale to investors or to the public;
•to one or more underwriters acting alone for resale to investors or to the public;
•through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;
•exchange distributions and/or secondary distributions;
•by delayed delivery contracts or by remarketing firms;
•transactions in options, swaps, or other derivatives that may or may not be listed on an exchange; or
•through a combination of any such methods of sale.
We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices. In the sale of the securities, underwriters, dealers, or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will, where applicable, describe, disclose or identify:
•the terms of the offering;

•any underwriters, dealers, or agents;
•any managing underwriter or underwriters;
•the purchase price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions, and other items constituting underwriters’ compensation;
•any initial public offering price;
•any discounts or concessions allowed or re-allowed or paid to dealers; and
•any commissions paid to agents.
Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
We may sell the securities offered through this prospectus directly or through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
We may from time to time engage a firm or firms to act as our agent for one or more offerings of our securities. We sometimes refer to any such agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, than the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on an exchange, or sales made to or through a market maker other than on an exchange. Any such offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common stock, which are listed on The NASDAQ Capital Market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
We, the underwriters, dealers, or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers, or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters, dealers, or agents. The underwriters, dealers, or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters, dealers, or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy and information statements, and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy and information statements, and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at www.sec.gov. Our website address is www.sharpsinc.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:
Corporate Secretary
Sharps Compliance Corp.
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(713) 432-0300

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.
This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) prior to the termination of the offering:
•our Annual Report on Form 10-K for fiscal year ended June 30, 2020 filed with the SEC on August 26, 2020;
•our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2020 filed with the SEC on November 4, 2020;
•our Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2020 filed with the SEC on February 3, 2021;
•our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 5, 2021;
•our Current Reports on Form 8-K filed with the SEC on July 1, 2020, November 20, 2020, December 31, 2020, January 11, 2021, January 22, 2021, February 9, 2021, April 8, 2021, May 5, 2021, May 24, 2021 and June 16, 2021; and
•The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on March 23, 2009, including any amendment or report filed for the purpose of updating such description.

LEGAL MATTERS

The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Norton Rose Fulbright US LLP, Houston, Texas. Any underwriters, dealers, or agents will be advised about other issues relating to any offering by their own legal counsel name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of June 30, 2020 and 2019 and for each of the three years in the period ended June 30, 2020 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference given on the authority of said firm as experts in auditing and accounting.

SHARPS COMPLIANCE CORP.
1,800,000 Shares of Common Stock
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PROSPECTUS SUPPLEMENT
August 25, 2021
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Sole Book-Running Manager
Roth Capital Partners